Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “UCN, INC.”, CHANGING ITS NAME FROM “UCN, INC.” TO “INCONTACT, INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER, A.D. 2008, AT 9:55 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JANUARY, A.D. 2009, AT 12:01 O’CLOCK A.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:35 AM 10/14/2008
FILED 09:55 AM 10/14/2008
SRV 081033557 – 3016691 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF UCN, INC.

UCN, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of UCN, Inc., dated August 21, 2008 and executed in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the following proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation is hereby adopted and approved:

Article I of the Certificate of Incorporation be amended by deleting all of Article I and inserting the following provision in lieu thereof:

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ARTICLE I

NAME

The name of the Corporation is inContact, Inc.

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SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment shall be effective at 12:01 am, Eastern time on January 1, 2009.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed the 13 day of October 2008.

By:	/s/ Paul Jarman
Paul Jarman, CEO